Exhibit 99.1
Local Bounti Announces Third Quarter 2023 Financial Results
Stack integration at Georgia facility complete, commenced operations in October 2023
Construction at Texas and Washington facilities remains on track
Receives incremental financing commitments for working capital and future 2024 projects

HAMILTON, MT – October 30, 2023 – Local Bounti Corporation (NYSE: LOCL) ("Local Bounti" or the "Company"), a breakthrough U.S. indoor agriculture company combining the best aspects of vertical and greenhouse growing technologies, today announced its financial results for the three months ended September 30, 2023.

"We are excited to have completed our Georgia facility during the third quarter with the integration of our complementary vertical Stack growing system. This facility reflects our latest design, complete with our patent pending Stack & Flow TechnologyTM, and represents a major milestone for Local Bounti," stated Anna Fabrega, Chief Executive Officer of Local Bounti. "Looking ahead, we are continuing to focus our efforts on operational improvement through standardizing our work flows and manufacturing process across the operation and extracting efficiencies to ensure that we are not only maximizing production volumes, but also our margins. While these improvements aren't necessarily visible in our third quarter performance given the Stack integration phasing, we believe we are poised to deliver improved sequential performance in the fourth quarter as our enhancements take hold. This work has also informed the advancement of our other projects in Texas and Washington, which are on track to commence operations in the next two quarters, respectively. With the additional capacity from these facilities and the improved service levels it will provide for our customers, we expect to begin delivering an acceleration in growth in the coming quarters."

Third Quarter 2023 Financial Summary

•Sales of $6.8 million in the third quarter of 2023, as compared to $6.3 million in the prior year period.

•Gross profit was $0.4 million in the third quarter of 2023. Adjusted gross margin percentage1 was approximately 25%, excluding depreciation, stock-based compensation and business combination related integration costs. Third quarter adjusted gross margin continued to be impacted by the same weather-related variables seen earlier in the year at the Company's California facilities, which forced the temporary closure of a section of one of its facilities in the third quarter to repair damage; this has since been repaired and resumed normal operations in early October. Additionally, adjusted gross margin was also impacted by lower utilization at its Georgia facility during the final implementation of its vertical Stack towers, which have since been completed and the facility resumed normal production in October 2023.

•Net loss was $24.3 million in the third quarter of 2023 as compared to net loss of $27.1 million for the prior year period. Adjusted EBITDA1 loss was $9.0 million, which excludes $3.3 million in stock-based compensation, $7.1 million in interest expense, $3.4 million of depreciation and amortization, a gain on change in fair value of warrant liability of $1.8 million, and other non-recurring items. Adjusted EBITDA loss in the prior year period was $7.3 million.

1See reconciliation of the non-GAAP measures at the end of this press release.

Commercial Facility Expansion Update

Byron, Georgia Facility Progress
The Company finished the integration of its Stack zones that comprise Phase 1-C in early October 2023. With this project reaching completion, the Company's Stack & Flow TechnologyTM system is now fully functional. During the integration process, the Company also took the opportunity to redesign its workflows and optimize its operations to account for the larger footprint (expanded from three to six acres of greenhouse) and the 40% greater capacity that is being generated by the Stack system.

Mount Pleasant, Texas Facility Progress
The Company began installation of the Stack zones and greenhouse growing systems in the third quarter of 2023 and continues to expect operations to commence later in the fourth quarter of 2023. The addition of this new facility in northeast Texas is expected to fortify Local Bounti's distribution in markets across Texas, Oklahoma, Louisiana, Mississippi, Arkansas, Kansas, and Missouri. Further, the facility is designed to provide additional capacity to meet existing demand from Local Bounti's direct relationships with blue-chip retailers and distributors throughout the region.

Pasco, Washington Facility Progress
The greenhouse structure is now complete and overhead and underground infrastructure work is progressing. When complete, the facility will be comprised of three acres of greenhouse that will be supported by multiple Stack zones. The facility will help bolster the Company's distribution capabilities in the Pacific Northwest and is still expected to commence operations early in the first quarter 2024, which reflects the Company's decision to stagger construction to accommodate the commissioning of its Texas facility in the fourth quarter of 2023.

Capital Structure

The Company ended the quarter with cash and cash equivalents and restricted cash of $18.3 million and approximately $37.7 million of availability under its credit agreement with Cargill Financial Services International, Inc. ("Cargill"). Cargill has agreed to provide Local Bounti $10 million in additional working capital subject to certain terms and conditions precedent. The Company anticipates closing on this transaction in November. As of September 30, 2023, Local Bounti had approximately 8.3 million shares outstanding, 6.2 million common shares under warrants outstanding, and approximately 1.1 million restricted stock units outstanding. As of September 30, 2023, including these warrants and restricted stock units, the Company had a fully diluted share count of approximately 15.6 million shares outstanding.

The Company believes that it has access to capital to fund its operations and complete the construction of its ongoing projects. This includes cash on the balance sheet and proceeds available from its credit agreement with Cargill, which was expanded by up to $110 million to a total of up to $280 million on March 28, 2023. Additionally, the Company continues to pursue opportunities to lower its cost of capital and replace its construction financing, including its work with a licensed United States Department of Agriculture (USDA) lender. Local Bounti has executed a Conditional Commitment Letter and expects to enter into additional Conditional Commitment Letters from a commercial finance lender for total financing of up to approximately $228 million to fund its 2024 greenfield build and facility expansions. The Company expects to close on the financings within 60 to 75 days. Combined, management believes that it has sufficient capital available under the terms of its existing agreements or agreements under negotiation to reach breakeven adjusted EBITDA by the end of 2024 or early 2025.

The Company has authorized a share repurchase program, pursuant to which the Company may, until March 31, 2024, purchase up to $1.0 million in shares of its outstanding common stock. The shares may be repurchased, from time to time, in the open market or in privately negotiated transactions depending upon market conditions and other factors, and in accordance with applicable regulations of the Securities and Exchange Commission (the "SEC"). The Company's decision to repurchase its shares, as well as the timing of such repurchases, will depend on a variety of factors that include ongoing assessments of the Company's capital needs, market conditions and the price of the Company's common stock, and other corporate considerations, as determined by management. The authorization of the share repurchase program does not obligate the Company to purchase any shares and may be terminated or amended at any time prior to its expiration date.

Financial Outlook

The Company revised its full year 2023 sales guidance to a range of $30 to $34 million to reflect its year-to-date performance and updated timing for the increased deliveries associated with its off-take agreement.

Conference Call

The Company will host a conference call with members of the Local Bounti executive management team. The conference call is scheduled to begin at 4:30 p.m. ET on Monday, October 30, 2023. To participate on the live call, listeners in North America may dial (877) 514-3623 and international listeners may dial (201) 689-8768.

In addition, the call will be broadcast live via webcast, hosted at the "Investors" section of the Company's website at localbounti.com and will be archived online.

About Local Bounti
Local Bounti is redefining indoor farming with an innovative method – its proprietary Stack & Flow Technology™ – that significantly improves crop turns, increases output and improves unit economics. Local Bounti operates advanced indoor growing facilities across the United States, servicing approximately 13,000 retail doors with its two brands: Local Bounti® and Pete's®. Local Bounti grows healthy food utilizing a hybrid approach that integrates the best attributes of controlled environment agriculture with natural elements. Local Bounti's sustainable growing methods are better for the planet, using 90% less land and 90% less water than conventional farming methods. With a mission to 'bring our farm to your kitchen in the fewest food miles possible,' Local Bounti's food is fresher, more nutritious, and lasts longer than traditional agriculture. To find out more, visit localbounti.com or follow Local Bounti on LinkedIn for the latest news and developments.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as "expect," "will," "continue," "believe," expect," "estimate," "project," "intend," "should," "is to be," or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to: statements regarding the existence of sources of committed financing, development of technology, goals and anticipated timing toward achieving positive adjusted EBITDA, improved sequential performance and acceleration of growth, projected financial information, estimates and forecasts of other financial and performance metrics, projected costs of building or acquiring facilities, projections of market opportunity and market share, the implementation and use of the share repurchase program and the Company's ability to access additional capital when needed and on terms acceptable to the Company. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risk that Local Bounti will fail to obtain additional necessary capital when needed on acceptable terms, or at all; Local Bounti's ability to effectively integrate the acquired operations of any CEA or similar operations which it acquires into its existing operations; the ability of Local Bounti to retain and hire key personnel; the Company's ability to meet the continued listing requirements of the New York Stock Exchange; the uncertainty of projected financial information; if and when the Company will repurchase the stock authorized by its Board of Directors and the impact of the share repurchase program to the Company and its stockholders; Local Bounti's increased leverage as a result of additional indebtedness incurred in connection with the acquisition of Pete's or as the result of the incurrence of additional future indebtedness; restrictions contained in Local Bounti's debt facility agreements with Cargill; Local Bounti's ability to repay, refinance, restructure and/or extend its indebtedness as it comes due; Local Bounti's ability to generate revenue; the risk that Local Bounti may never achieve or sustain profitability; the risk that Local Bounti could fail to effectively manage its future growth; Local Bounti's ability to build out additional facilities; reliance on third parties for construction, delays relating to material delivery and supply chains, and fluctuating material prices; Local Bounti's ability to decrease its cost of goods sold over time; potential for damage to or problems with Local Bounti's CEA facilities; Local Bounti's ability to attract and retain qualified employees; Local Bounti's ability to develop and maintain its brand or brands it may acquire; Local Bounti's ability to maintain its company culture or focus on its vision as it grows; Local Bounti's ability to execute on its growth strategy; the risks of diseases and pests destroying crops; Local Bounti's ability to compete successfully in the highly competitive natural food market; Local Bounti's ability to defend itself against intellectual property infringement claims; changes in consumer preferences, perception and spending habits in the food industry; seasonality; Local Bounti's ability to achieve its sustainability goals; and other risks and uncertainties indicated from time to time, including those under "Risk Factors" and "Forward-Looking Statements" in Local Bounti's Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, as supplemented by other reports and documents Local Bounti files from time to time with the SEC. Local Bounti cautions that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date hereof. Local Bounti does not undertake or accept any obligation or undertaking to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Non-GAAP Financial Information

This press release contains references to adjusted EBITDA, adjusted gross profit, adjusted gross margin percentage and adjusted selling, general and administrative expense, which are adjusted from results based on generally accepted accounting principles in the United States ("GAAP") and exclude certain expenses, gains and losses. The Company defines and calculates adjusted EBITDA as net loss attributable to Local Bounti before the impact of interest expense, depreciation, amortization, and adjusted to exclude stock-based compensation expense, change in fair value of warrant liability, business acquisition and strategic transaction due diligence and integration related costs, utilities price spike and inclement weather related costs, loss on disposal of fixed assets, and certain other non-core items. The Company defines and calculates adjusted gross profit as gross profit excluding depreciation, stock-based compensation, acquisition related integration costs, and certain other non-core items. The Company defines and calculates adjusted gross margin percentage as adjusted gross profit as a percent of sales. The Company defines and calculates adjusted selling, general and administrative expense as selling, general and administrative expense excluding stock-based compensation, depreciation, amortization, business acquisition and strategic transaction due diligence and integration related costs, and certain other non-core items.

These non-GAAP financial measures are provided to enhance the user's understanding of the Company's prospects for the future and the historical performance for the context of the investor. The Company's management team uses these non-GAAP financial measures in assessing performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP and the methods the Company uses to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for, or superior to, financial information presented in accordance with GAAP and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Refer to the attached financial supplement for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures for the three and nine months ended September 30, 2023 and 2022.

Contact:

Kathleen Valiasek, Chief Financial Officer
Local Bounti
investors@localbounti.com

LOCAL BOUNTI CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30,	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$11,814	$13,666
Restricted cash	6,524	11,272
Accounts receivable, net	2,666	2,691
Inventory, net	4,493	3,594
Prepaid expenses and other current assets	2,295	2,881
Total current assets	27,792	34,104
Property and equipment, net	268,099	157,844
Operating lease right-of-use assets	190	137
Goodwill	38,481	38,481
Intangible assets, net	42,246	47,273
Other assets	674	901
Total assets	$377,482	$278,740

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$9,041	$13,757
Accrued liabilities	15,621	9,426
Operating lease liabilities	91	84
Total current liabilities	24,753	23,267
Long-term debt, net of debt issuance costs	216,958	119,814
Financing obligation	49,057	14,139
Operating lease liabilities, noncurrent	133	187
Warrant liability	8,780	—
Total liabilities	299,681	157,407

Commitments and contingencies

Stockholders' equity
Common stock, $0.0001 par value, 400,000,000 shares authorized, 8,268,639 and 7,976,980 issued and outstanding as of September 30, 2023 and December 31, 2022, respectively(1)	1	10
Additional paid-in capital	315,574	300,636
Accumulated deficit	(237,774)	(179,313)
Total stockholders' equity	77,801	121,333
Total liabilities and stockholders' equity	$377,482	$278,740

(1) Prior comparative period share amounts issued and outstanding have been retroactively adjusted to reflect the 1-for-13 Reverse Stock Split effective June 15, 2023.

LOCAL BOUNTI CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Sales	$6,810	$6,285	$20,691	$12,836
Cost of goods sold(2)(3)(4)	6,405	5,015	19,155	11,535
Gross profit	405	1,270	1,536	1,301
Operating expenses:
Research and development(3)(4)	5,001	3,019	12,103	8,933
Selling, general and administrative(3)(4)	14,406	20,239	47,091	64,741
Total operating expenses	19,407	23,258	59,194	73,674
Loss from operations	(19,002)	(21,988)	(57,658)	(72,373)
Other income (expense):
Change in fair value of warrant liability	1,766	—	16,917	—
Interest expense, net	(7,105)	(5,154)	(17,876)	(12,262)
Other income	83	38	156	96
Net loss	$(24,258)	$(27,104)	$(58,461)	$(84,539)

Net loss applicable to common stockholders per basic common share:
Basic and diluted(1)	$(3.02)	$(3.95)	$(7.41)	$(12.73)
Weighted average common shares outstanding:
Basic and diluted(1)	8,019,561	6,865,001	7,893,665	6,639,879

(1) Prior comparative period share and per share amounts have been retroactively adjusted to reflect the 1-for-13 Reverse Stock Split effective June 15, 2023.

(2) Amounts include the impact for non-cash increase in cost of goods sold attributable to the fair value basis adjustment to inventory in connection with the acquisition of Pete's as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cost of goods sold	$—	$—	$—	$1,042
Total business combination fair value basis adjustment to inventory	$—	$—	$—	$1,042

(3) Amounts include stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cost of goods sold	$24	$29	$100	$81
Research and development	343	419	1,676	1,389
Selling, general and administrative	2,898	10,459	11,882	32,146
Total stock-based compensation expense, net of amounts capitalized	$3,265	$10,907	$13,658	$33,616

(4) Amounts include depreciation and amortization as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cost of goods sold	$832	$921	$2,662	$1,874
Research and development	722	229	1,754	760
Selling, general and administrative	1,851	1,757	5,763	4,195
Total depreciation and amortization	$3,405	$2,907	$10,179	$6,829

LOCAL BOUNTI CORPORATION
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands)

RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT AND ADJUSTED GROSS MARGIN PERCENTAGE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Sales	$6,810	$6,285	$20,691	$12,836
Cost of goods sold	6,405	5,015	19,155	11,535
Gross profit	405	1,270	1,536	1,301
Depreciation	832	921	2,662	1,874
Stock-based compensation	24	29	100	81
Utilities price spike and inclement weather related costs	—	—	727	—
Business combination fair value adjustment to inventory	—	—	—	1,042
Acquisition related integration costs	415	140	838	568
Adjusted gross profit	$1,676	$2,360	$5,863	$4,866
Adjusted gross margin %	25%	38%	28%	38%

RECONCILIATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSE TO ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Selling, general and administrative	$14,406	$20,239	$47,091	$64,741
Stock-based compensation	(2,898)	(10,459)	(11,882)	(32,146)
Depreciation and amortization	(1,851)	(1,757)	(5,763)	(4,195)
Loss (gain) on disposal of fixed assets	(1,223)	28	(1,223)	(252)
Business acquisition and strategic transaction due diligence and integration related costs	(742)	(924)	(4,658)	(6,643)
Restructuring and business realignment costs	(151)	—	(875)	(621)
Adjusted selling, general and administrative	$7,541	$7,127	$22,690	$20,884

LOCAL BOUNTI CORPORATION
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands)

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(24,258)	$(27,104)	$(58,461)	$(84,539)
Stock-based compensation expense	3,265	10,907	13,658	33,616
Interest expense, net	7,105	5,154	17,876	12,262
Depreciation and amortization	3,405	2,907	10,179	6,829
Business combination fair value basis adjustment to inventory	—	—	—	1,042
Utilities price spike and inclement weather related costs	—	—	727	—
Business acquisition and strategic transaction due diligence and integration related costs	1,975	924	6,314	7,071
Restructuring and business realignment costs	152	—	876	621
Loss (gain) on disposal of fixed assets	1,223	(28)	1,223	252
Change in fair value of warrant liability	(1,766)	—	(16,917)	—
Other income	(83)	(38)	(156)	(96)
Adjusted EBITDA	$(8,982)	$(7,278)	$(24,681)	$(22,942)